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                                                                     Exhibit 4.1

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of February 23, 2000, by and among Log On America, Inc., a Delaware corporation, with headquarters located at Three Regency Plaza, Providence, Rhode Island 02903 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. The Company has authorized the following new series of its preferred stock, par value $0.01 per share: the Company's Series A Convertible Preferred Stock (the "Preferred Stock"), which shall be convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Preferred Stock, substantially in the form attached hereto as Exhibit A (the "Certificate of Designations");

         C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, initially an aggregate of up to 15,000 shares of the Preferred Stock (the "Initial Preferred Shares") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers and warrants, substantially in the form attached hereto as Exhibit B (the "Initial Warrants"), to acquire a number of shares of Common Stock for each Initial Preferred Share purchased equal to 39.6136 (as exercised, collectively, the "Initial Warrant Shares"), as set forth opposite each Buyers name on the Schedule of Buyers;

         D. Subject to the terms and conditions set forth in this Agreement, the Buyers will be required to buy and the Company will be required to sell an aggregate of 10,000 shares of Preferred Stock (pro rata based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares purchased) (the "Mandatory Preferred Shares") and warrants, substantially in the form attached hereto as Exhibit B (the "Mandatory Warrants") to acquire a number of shares of Common Stock for each Mandatory Preferred Share purchased equal to the product of (i) the quotient of (a) $1,000 divided by (b) the Closing Price for the Mandatory Preferred Shares multiplied by (ii) 0.65, (as exercised, collectively, the "Mandatory Warrant Shares");

         E. Subject to the terms and conditions set forth in this Agreement, each Buyer may have the right to purchase and the Company may be required to sell up to an aggregate of 5,000 shares of Preferred Stock (pro rata based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares) (collectively, the "Additional Preferred


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Shares") and warrants, substantially in the form attached hereto as Exhibit B
(the "Additional Warrants") to acquire a number of shares of Common Stock for each Additional Preferred Share purchased equal to the product of (i) the quotient of (a) $1,000 divided by (b) the Closing Price for the Additional Preferred Shares multiplied by (ii) 0.65 (as exercised, collectively, the "Additional Warrant Shares");

         F. Subject to the terms and conditions set forth in this Agreement, each Buyer may have the right to purchase and the Company may be required to sell up to an aggregate of 5,000 shares of Preferred Stock (pro rata based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares) (collectively, the "Call Preferred Shares") and warrants, substantially in the form attached hereto as Exhibit B (the "Call Warrants") to acquire a number of shares of Common Stock for each Call Preferred Share purchased equal to the product of (i) the quotient of (a) $1,000 divided by (b) the Closing Price for the Call Preferred Shares multiplied by (ii) 0.65 (as exercised, collectively, the "Call Warrant Shares"). The Initial Preferred Shares, the Mandatory Preferred Shares, the Additional Preferred Shares and the Call Preferred Shares collectively are referred to in this Agreement as the "Preferred Shares"; the Initial Warrants, the Mandatory Warrants, the Additional Warrants and the Call Warrants collectively are referred to in this Agreement as the "Warrants"; and the Initial Warrant Shares, the Mandatory Warrant Shares, the Additional Warrant Shares and the Call Warrant Shares are collectively referred to as the "Warrant Shares"; and

         G. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Buyers hereby agree as follows:

         1.       PURCHASE AND SALE OF PREFERRED SHARES.

                  a. Purchase of Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company the respective number of Initial Preferred Shares set forth opposite such Buyer's name on the Schedule of Buyers, along with the related Initial Warrants (the "Initial Closing"). Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(c), 6(b) and 7(b), each Buyer shall buy and the Company shall issue and sell that number of Mandatory Preferred Shares equal to such



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Buyer's pro rata portion of an aggregate of 10,000 Mandatory Preferred Shares
(based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares purchased), along with the related Mandatory Warrants (the "Mandatory Closing"). Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(d), 6(c) and 7(c), at the option of each Buyer, the Company shall issue at multiple closings, if applicable, and sell to each such Buyer and each such Buyer may purchase from the Company that number of Additional Preferred Shares equal to such Buyer's pro rata portion of an aggregate of 5,000 Additional Preferred Shares (based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares issued), along with the related Additional Warrants (each an "Additional Closing"). Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(e), 6(d) and 7(d), at the option of each Buyer, the Company shall issue at multiple closings, if applicable, and sell to each such Buyer and each such Buyer may purchase from the Company that number of Call Preferred Shares equal to such Buyer's pro rata portion of an aggregate of 5,000 Call Preferred Shares (based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares issued), along with the related Call Warrants (each a "Call Closing" and collectively with the Initial Closing, the Mandatory Closing and the Additional Closings, the "Closings"). The purchase price (the "Purchase Price") of each Preferred Share and the related Warrants at each of the Closings shall be an aggregate of $1,000. "Business Days" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

                  b. The Initial Closing Date. The date and time of the Initial Closing (the "Initial Closing Date") shall be 10:00 a.m. Central Time, within three (3) Business Days following the date hereof, subject to the satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) (or such later date as is mutually agreed to by the Company and the Buyers). The Initial Closing shall occur on the Initial Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                  c. The Mandatory Closing Date. The date and time of the Mandatory Closing (an "Mandatory Closing Date") shall be 10:00 a.m. Central Time, on July 17, 2000, subject to satisfaction (or waiver) of the conditions to the Mandatory Closing set forth in Sections 6(b) and 7(b) and the conditions contained in this Section 1(c) (or such later date as is mutually agreed to by the Company and the Buyers). On July 3, 2000 (the "Mandatory Share Notice Date"), subject to the satisfaction of the requirements and the conditions contained in this Section 1(c), the Company shall deliver written notice to each Buyer (a "Mandatory Share Notice"). The Mandatory Share Notice shall set forth
(A) the number of Mandatory Preferred Shares and the number of related Mandatory Warrant Shares subject to Mandatory Warrants each Buyer is required to purchase at the Mandatory Closing and (B) the aggregate Purchase Price for the Mandatory Preferred Shares and the related Mandatory Warrants to be purchased. Notwithstanding the foregoing, no Buyer shall be required to purchase the Mandatory Preferred Shares and the related Mandatory Warrants and the Company shall not issue a Mandatory Share Notice unless each of the following conditions is satisfied: (i) the Initial Registration Statement (as defined in the Registration Rights Agreement) registering all the Registrable Securities (as defined in the Registration Rights Agreements) related to the Initial Preferred Shares and the Initial Warrants is filed on or before April 25, 2000; (ii) during the period beginning on the date of this Agreement and ending on and including the Mandatory Closing Date, there shall not have occurred either (I) the consummation of a Change of Control (as defined in Section 4(b) of the Certificate of Designations) or a public announcement of a pending, proposed or intended Change of Control which has not been abandoned or terminated or (II) a Triggering Event (as defined in Section 3(b) of the Certificate of Designations) or a Liquidity Default (as defined in Section 3(g) of the Certificate of Designations) or an event that with the passage of


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time or giving of notice and without being cured would constitute a Triggering
Event or a Liquidity Default; (iii) at all times during the period beginning on the date of this Agreement and ending on and including the Mandatory Closing Date, the Common Stock shall have been designated for quotation on the Nasdaq National Market ("Nasdaq") or listed on The New York Stock Exchange, Inc. ("NYSE") or The American Stock Exchange ("AMEX") and shall not have been suspended from trading on such exchanges nor shall delisting or suspension by such exchanges have been threatened either (I) in writing by such exchanges or
(II) by falling below the minimum listing maintenance requirements of such exchanges; (iv) during the period beginning on the Initial Closing Date and ending on and including the Mandatory Closing Date, the Company shall have delivered Conversion Shares and Warrant Shares upon conversion or exercise, as the case may be, of the Preferred Shares and the Warrants on a timely basis as set forth in Section 2(d)(ii) of the Certificate of Designations or Section 2(a) of the Warrants and otherwise shall have been in compliance with and shall not have breached any provision of the Transaction Documents (as defined below) and the Certificate of Designations; (v) the Company shall have received the approval of the Company's stockholders, pursuant to Section 4(m), to issue the Conversion Shares upon the conversion of the Preferred Shares in excess of the Exchange Cap (as defined in the Certificate of Designation); (vi) the arithmetic average of the Closing Bid Prices (as defined in the Certificate of Designations) of the Common Stock for the fifteen (15) consecutive trading days ending on the including July 17, 2000 shall equal or exceed $25.00 (as adjusted for stock split, stock dividends, stock combination or similar transactions); and (vii) on each day during the period beginning on the Mandatory Share Notice Date and ending on and including the Mandatory Closing Date the Closing Bid Price of the Common Stock shall equal or exceed $23.00 (as adjusted for stock splits, stock dividends, stock combinations and similar transactions). The Mandatory Closing shall occur on an Mandatory Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                  d. The Additional Closing Date. The date and time of each Additional Closing (an "Additional Closing Date") shall be 10:00 a.m. Central time, on the date specified in the Additional Share Notice (as defined below), subject to satisfaction (or waiver) of the conditions to each Additional Closing set forth in Sections 6(c) and 7(c) and the conditions contained in this Section 1(d) (or such later date as is mutually agreed to by the Company and the Buyers). At any time during the period beginning on the Initial Closing Date and ending on and including the date which is 90 days after the date on which the Initial Registration Statement is declared effective by the SEC (as defined below), but subject to the requirements of Sections 6(c) and 7(c) and the conditions contained in this Section 1(d); each Buyer may purchase, at such Buyer's option, Additional Preferred Shares and related Additional Warrants by delivering written notice to the Company (a "Additional Share Notice") at least five Business Days (the "Additional Share Notice Date") prior to the Additional Closing Date set forth in the Additional Share Notice. The Additional Share Notice shall set forth (i) the number of Additional Preferred Shares and the number of related Additional Warrant Shares subject to the Additional Warrant such Buyer will purchase, which number shall not exceed such Buyers pro rata portion (based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares purchased by all the Buyers) of the aggregate number of Additional Preferred Shares which may be purchased at all Additional Closings, (ii) the aggregate Purchase Price for the Additional Preferred Shares and the related Additional Warrants to be purchased and (iii) the Additional Closing Date. The Additional


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Closing shall occur on an Additional Closing Date at the offices of Katten
Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                  e. The Call Closing Date. The date and time of each Call Closing (a "Call Closing Date" and collectively with the Initial Closing Date, the Mandatory Closing Date and the Additional Closing Dates, the "Closing Dates") shall be 10:00 a.m. Central time, on the date specified in the Call Share Notice (as defined below), subject to satisfaction (or waiver) of the conditions to each Call Closing set forth in Sections 6(d) and 7(d) and the conditions contained in this Section 1(e) (or such later date as is mutually agreed to by the Company and the Buyers). At any time during the period beginning on the Initial Closing Date and ending on and including the date which is 90 days after the date on which the Initial Registration Statement is declared effective by the SEC, but subject to the requirements of Sections 6(d) and 7(d) and the conditions contained in this Section 1(e); each Buyer may purchase, at such Buyer's option, Call Preferred Shares and related Call Warrants by delivering written notice to the Company (a "Call Share Notice") at least five Business Days (the "Call Share Notice Date") prior to the Call Closing Date set forth in the Call Share Notice. The Call Share Notice shall set forth (i) the number of Call Preferred Shares and the number of related Call Warrant Shares subject to the Call Warrant such Buyer will purchase, which number shall not exceed such Buyers pro rata portion (based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares purchased by all the Buyers) of the aggregate number of Call Preferred Shares which may be purchased at all Call Closings, (ii) the aggregate Purchase Price for the Call Preferred Shares and the related Call Warrants to be purchased and (iii) the Call Closing Date. Notwithstanding the foregoing, the Company shall not be required to issue the Call Preferred Shares and the related Call Warrants and a Buyer shall not deliver a Call Share Notice unless, on each of the 5 consecutive trading days ending on and including the Call Share Notice Date, the Closing Bid Price of the Common Stock is greater than or equal to $20.00 (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions). The Call Closing shall occur on an Call Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                  f. Form of Payment. On each of the Closing Dates, (i) each Buyer shall pay the Purchase Price to the Company for the Preferred Shares and the related Warrants to be issued and sold to such Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, less any amount withheld for expenses pursuant to
Section 4(i), and (ii) the Company shall deliver to each Buyer, stock certificates (in the denominations as such Buyer shall request) (the "Preferred Stock Certificates") representing such number of the Preferred Shares which such Buyer is then purchasing hereunder along with warrants representing the related Warrants, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

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         2.       BUYER'S REPRESENTATIONS AND WARRANTIES.


                  Each Buyer represents and warrants with respect to only itself that:

                  a. Investment Purpose. Such Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares issuable upon conversion thereof and (iii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof (the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

                  c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                  d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 9(m) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                  e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or

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transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the securities.

                  g. Legends. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Such Buyer

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acknowledges, covenants and agrees to sell Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act or (ii) advice of counsel to such Buyer that such sale is exempt from the registration requirements of
Section 5 of the 1933 Act.

                  h. Authorization; Enforcement; Validity. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  i. Residency. Such Buyer is a resident of that country specified in its address on the Schedule of Buyers.

                  j. Ownership of the Company's Common Stock. Neither such Buyer nor such Buyer's Affiliates (as defined below) has traded in the Company's Common Stock during the 60 consecutive days ending on the Initial Closing Date and as of the Initial Closing Date, neither will such Buyer nor such Buyer's Affiliates have any short position. Notwithstanding the foregoing, an Affiliate of Marshall Capital Management, Inc. (a Buyer) shall not be subject to the representations or restrictions set forth in this Section 2(k) solely to the extent that such Affiliate is not acting in concert with, or at the direction of, Marshall Capital Management, Inc. "Affiliate" for purposes of this Sections 2(k) means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) controls that person or entity, (ii) is controlled by that person or entity or (iii) shares common control with that person or entity. "Control" or "controls" for purposes of this Section 2(j) means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Buyers that:

                  a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth on Schedule 3(a).

                  b. Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents and the execution and filing of the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized and unanimously approved by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, (iv) the Transaction Documents, upon execution and delivery thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Initial Closing Date, the Certificate of Designations has been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended unless in compliance with its terms.

                  c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 125,000,000 shares of Common Stock, of which as of the date hereof, 8,289,793 shares are issued and outstanding, 2,500,000 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 995,667 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 25,000,000 shares of Preferred Stock, of which as of the date hereof, no shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (B) there are no outstanding debt securities issued by the Company; (C) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (D) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (E) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (G) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  d. Issuance of Securities. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. At least 2,500,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and upon exercise of the Warrants. Upon conversion or exercise in accordance with the Certificate of Designations or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act, assuming that the representations and warranties of each of the Buyers contained in Section 2 are true and correct as to factual matters.

                  e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in Schedule 3(e), neither the Company or any of its Subsidiaries is in violation or any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violation would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations, in each case in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market, including, without limitation, the requirements set forth in Rule 4310(c)(25)(H) of the Principal Market and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.
                  f. SEC Documents; Financial Statements. Since April 22, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their respective representatives true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information.

                  g. Absence of Certain Changes. Except as disclosed in Schedule 3(g), since April 22, 1999 there has been no material adverse change and no material adverse development in the business, properties, assets, operations, results of operations, financial conditions or prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Except as disclosed in Schedule 3(g), since April 22, 1999 the Company has not declared or paid any dividends, sold any assets, individually or in the aggregate, in excess of $2,000,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $2,000,000.

                  h. Absence of Litigation. There is no action, suit, proceeding, inquiry (except for inquiries that would not have, individually or in the aggregate, a Material Adverse Effect) or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Subsidiaries or any of the Company's or the Subsidiaries' officers or directors in their capacities as such, except as expressly set forth in Schedule 3(h). Except as set forth in Schedule 3(h), to the knowledge of the Company none of the directors or officers of the Company have been involved in securities related litigation during the past five years.

                  i. Acknowledgment Regarding Buyer's Purchase of Preferred Shares. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the Certificate of Designation and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designation and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Certificate of Designation and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  j. No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Preferred Stock and Warrants contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form SB-2 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

                  k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                  l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                  m. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  n. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union which relates to such employee's relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the best knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

                  o. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted. Except as set forth on
Schedule 3(o), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(o), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                  p. Environmental Laws. Except in such instances as could not, either individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

                  q. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(q) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

                  r. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, taken as a whole.

                  s. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  t. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  u. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                  v. Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  w. Transactions With Affiliates. Except as set forth on
Schedule 3(w) and in the SEC Documents filed at least ten days prior to the date hereof, and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                  x. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

                  y. Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

                  z. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  aa. Year 2000 Compliance. The Company has initiated a review and assessment of all areas within its and each Subsidiary's business and operations that could be materially adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of the Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on the foregoing, the Company believes that the computer applications that are currently material to its or any Subsidiary's business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000.

                  bb. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

                  cc. Fees and Expenses. As of the Initial Closing Date and the Initial Funding Date (as defined in the Credit Agreement (as defined in Section 7(a)(xv))), the aggregate amount of fees, costs and/or expenses paid or payable by the Company relating to the issuance of the Preferred Shares does not and will not exceed $250,000.


         4.       COVENANTS.

                  a. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Dates. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following each of the Closing Dates.

                  c. Reporting Status. Until the later of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date which is five (5) years from the last Closing Date to occur (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                  d. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

                  e. Financial Information. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Reporting Period: (i) within two (2) days after the filing thereof with the SEC (unless available on the EDGAR System, in which case within seven (7) days after the filing thereof with the SEC), a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, provided that if any such report is not filed with the SEC through EDGAR then the Company shall deliver a copy of such report to each Investor by facsimile on the same day it is filed with the SEC; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                  f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Preferred Shares (without regard to any limitations on conversions) and 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon exercise of all outstanding Warrants (without regard to any limitations on exercises).

                  g. Additional Financing; Right of First Refusal. Subject to the exceptions described below, the Company and its Controlled Subsidiaries (as defined below) agree that during the period beginning on the date hereof and ending six (6) months following the Initial Closing Date (the "Lock-Up Period"), neither the Company nor the Controlled Subsidiaries will, without the prior written consent of the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Controlled Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Controlled Subsidiary (including debt securities with an equity component) in any form (a "Future Offering"). In addition, subject to the exceptions described below, the Company and its Controlled Subsidiaries agrees that during the period beginning on the date hereof and ending on and including the date which is one
(1) year after the Initial Closing Date, neither the Company nor its Controlled Subsidiaries will negotiate or contract with any party for any Future Offering unless it shall have first delivered to each Buyer or a designee appointed by such Buyer written notice (the "Future Offering Notice") describing the proposed Future Offering, including the buyer and terms and conditions thereof, and providing each Buyer an option to purchase its Aggregate Percentage (as defined below) of the securities to be issued in such Future Offering (the limitations referred to in this and the preceding sentence are collectively referred to as the "Capital Raising Limitations"). For purposes of this Section 4(g), "Aggregate Percentage" shall mean the percentage obtained by dividing (i) the aggregate number of Preferred Shares initially issued to such Buyer by (ii) the aggregate number of Preferred Shares initially issued to all the Buyers. A Buyer can exercise its option to participate in a Future Offering by delivering written notice to the Company within ten (10) Business Days after receipt of a Future Offering Notice, which notice shall state whether such Buyer will purchase its Aggregate Percentage, and that number of securities such Buyer is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase each of such Buyer's Aggregate Percentage, then each Buyer which has indicated that it is willing to purchase a number of securities in such Future Offering in excess of its Aggregate Percentage shall be entitled to purchase its pro rata portion (determined in the same manner as described in the preceding sentence) of the securities in the Future Offering which one or more of the Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(g) and such Future Offering includes gross proceeds to the Company in excess of $25 million, the Company shall not be obligated to sell any of the Future Offering to the Buyer and shall have 45 days thereafter to sell the securities in such Future Offering upon terms and conditions, no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(g) and such Future Offering includes gross proceeds to the Company equal to or less than $25 million, the Company shall have 45 days thereafter to sell the securities in the Future Offering that the Buyers did not elect to purchase upon terms and conditions, no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 45 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(g). The Capital Raising Limitations shall not apply to (i) a loan from a commercial bank which does not have any equity feature, (ii) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or (C) as consideration for the acquisition of a business, product, license or other assets by the Company, (iii) the issuance of Common Stock in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof and (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees or directors. The Buyers shall not be required to participate or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings. "Controlled Subsidiaries" means any entity in which the Company, directly or indirectly, owns at least 50% of the capital stock, equity or similar interest of such entity.

                  h. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations. The Company shall maintain the Common Stock's authorization for quotation on Nasdaq or listed on NYSE or AMEX (as applicable, the "Principal Market"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

                  i. Expenses. Subject to Section 9(l) below, at the Initial Closing, the Company shall pay an expense allowance of $40,000 to HFTP Investment L.L.C. (a Buyer) which amount shall be withheld by such Buyer from its Purchase Price to be paid at the Initial Closing.

                  j. Filing of Form 8-K. On or before the third (3rd) Business Day following the Initial Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such 8-K this Agreement, the Certificate of Designation, the Registration Rights Agreement and the Form of Warrant, in the form required by the 1934 Act. On or before the first (1st) Business Day following the Mandatory Closing Date, each Additional Closing Date, each Call Closing Date, each Additional Share Notice Date and each Call Share Notice Date, the Company shall file a Form 8-K with the SEC describing the transaction consummated or proposed on such date. The Company shall also file a Form 8-K with the SEC prior to or concurrent with the Form 8-K referred to in the first sentence of this Section 4(j), disclosing the financing with Nortel Networks, Inc. and including as an exhibit the Credit Agreement (as defined in Section 7(a)(xv)).

                  k. Transactions With Affiliates. So long as (i) any Preferred Shares or Warrants are outstanding or (ii) any Buyer owns Conversion Shares or Warrant Shares with a market value equal to or greater than $500,000, the Company shall not, and shall cause each of its Controlled Subsidiaries not to, enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its or any Controlled Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates of the Company or its Controlled Subsidiaries or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Controlled Subsidiary shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                  l. Capital and Surplus; Special Reserves. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Preferred Shares shall be equal to the aggregate par value of such Preferred Shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at anytime on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of each holder of Preferred Shares. As any Preferred Shares remain outstanding, the Company shall not account for as surplus or transfer to or otherwise allocate to the Company's surplus account for purposes of the Delaware General Corporation Law any of the capital represented by the Preferred Shares, including, without limitation, for the purpose of reducing any of its capital stock as contemplated by Section 244 of the Delaware General Corporation Law. The amount to be represented in the capital account for the Preferred Stock at all times for each outstanding Preferred Share shall be an amount equal to the product of (i) the Liquidation Preference (as defined in the Certificate of Designations) and (ii) 125%.

                  m. Proxy Statement. The Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which shall occur on or before the earlier of (A) the date on which the Company holds its next annual meeting of stockholders and (B) May 31, 2000 (the "Stockholder Meeting Deadline"), a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such annual stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. Such proxy statement shall not seek approval of any matters other than the approval described in the preceding sentence and the election of directors.

                  n. Corporate Existence. So long as a Buyer beneficially owns any Preferred Shares or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on Nasdaq, AMEX or NYSE.

                  o. Restriction on Short Sales. Each Buyer agrees that, subject to the exceptions described below, during the period beginning on the Initial Closing Date and ending on but excluding the earlier of (i) the first date on which such Buyer no longer holds any Preferred Shares and (ii) the date which is 180 days after the Initial Closing Date, neither such Buyer nor any of its affiliates shall engage in any transaction constituting a "short sale" (as defined in Rule 3b-3 of the 1934 Act) of the Common Stock (collectively, "Short Sales"); provided, however, that each Buyer and its Affiliates are entitled to engage in transactions which constitute Short Sales to the extent that following such transaction the aggregate net short position of such Buyer and its Affiliates does not exceed the sum of (a) the number of shares of Common Stock equal to the aggregate number of Warrant Shares which such Buyer and its Affiliates have the right to acquire upon exercise of the Warrants held by such Buyer and its Affiliates (without regard to any limitations on exercises of the Warrants), plus (b) during the period beginning on and including the First Company's Conversion Election Notice Date (as defined in Section 7 of the Certificate of Designations) and ending on and including the First Company's Election Conversion Date (as defined in Section 7 of the Certificate of Designations), that number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of such Buyer's First Required Conversion Amount (as defined in Section 7 of the Certificate of Designations) (without regard to any limitations on conversions), plus (c) during the period beginning on and including the Second Company's Conversion Election Notice Date (as defined in Section 8 of the Certificate of Designations) and ending on and including the Second Company's Election Conversion Date (as defined in Section 8 of the Certificate of Designations), that number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of such Buyers Second Required Conversion Amount (as defined in Section 8 of the Certificate of Designations) (without regard to any limitations on conversions). Notwithstanding the foregoing, the restriction on Short Sales set forth in the first sentence of this Section 4(o) shall not apply (a) with respect to any Short Sale at a price greater than or equal to the Fixed Conversion Price (as defined in the Certificate of Designations) of the Initial Preferred Shares then in effect; (b) at any time after the first date after the Initial Closing Date on which the Closing Bid Price of the Common Stock is less than 50% of applicable Closing Price (as defined in the Certificate of Designations) (equitably adjusted for stock splits, stock dividends, stock combinations and other similar transactions) for any 10 trading days during the 12 consecutive trading days immediately preceding such date of determination; (c) on and after any date on which the Common Stock is not listed or quoted on the Nasdaq National Market or The New York Stock Exchange, Inc. or has been suspended from trading on any such exchange (excluding suspensions of not more than one day resulting from business announcements by the Company), or any such delisting or suspension is threatened or pending either (I) in writing by such exchanges or (II) by falling below the minimum listing maintenance requirements of such exchanges; (d) on or after any date on which there shall have occurred an event constituting a Change of Control or a Triggering Event or a Liquidity Default or an event that with the passage of time and without being cured would constitute a Triggering Event or a Liquidity Default; (e) on or after any date on which there shall have been an announcement of a pending, proposed or intended Change of Control; (f) on or after any date on which the Company issues or sells or is deemed to have issued or sold any Convertible Securities or Options (both as defined in the Certificate of Designations) that are convertible into or exercisable or exchangeable for shares of Common Stock at a conversion or exercise price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price;
(g) on or after the Stockholder Meeting Deadline if the Company fails to receive the Stockholder Approval on or before the Stockholder Meeting Deadline; or (h) with respect to a short sale so long as the Buyer delivers a Conversion Notice (as defined in the Certificate of Designations) within two Business Days of such Short Sale entitling such Buyer to receive a number of shares of Common Stock at least equal to the number of shares of Common Stock sold in such Short Sale. Notwithstanding the foregoing, an Affiliate of Marshall Capital Management, Inc. (a Buyer) shall not be subject to the restrictions set forth in this Section 4(o) solely to the extent that such Affiliate is not acting in concert with, or at the direction of, Marshall Capital Management, Inc. "Affiliate" for purposes of this Sections 4(o) means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) controls that person or entity, (ii) is controlled by that person or entity or (iii) shares common control with that person or entity. "Control" or "controls" for purposes of this Section 4(o) means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                  p. Local Exchange Carrier. The Company has been approved as a competitive local exchange carrier in the states of Rhode Island and Massachusetts, and will use its best efforts to maintain such designations.

                  q. Nortel Agreement. So long as any Preferred Shares or Warrants are outstanding, the Company shall comply in all respects with the Credit Agreement (as defined in Section 7(a)(xv)) and shall immediately pay all amounts due and owing under the Credit Agreement. The Company shall not amend, modify, increase, supplement, renew, extend, restate or refinance the Credit Agreement unless, after giving affect to such amendment, modification, increase, supplement, renewal, extension, restatement or refinancing, the Company would still have the ability to borrow up to $30 million (including previous drawdowns) under the Credit Agreement upon the issuance of the Initial Preferred Shares and up to $45 million (including previous drawdowns) under the Credit Agreement upon the issuance of no less than $10 million of additional Preferred Shares (including, without limitation, all of the Mandatory Preferred Shares). The Company shall not amend, modify, increase, supplement, renew, extend, restate or refinance the Credit Agreement, except for such amendments, modifications, increases, supplements, renewals, extensions, restatements or refinancings which do not (i) amend Section 9.4(d), Section 9.4(e), Section 9.4(f), Section 9.4(g) or Section 9.4(h) of the Credit Agreement (or the analogous provisions of any refinancing agreement) in any manner that would adversely affect the rights of the holders of the Preferred Shares to receive Restricted Payments (as defined in the Credit Agreement) pursuant to any such Section (or the analogous provisions of any refinancing agreement) or otherwise amend the Credit Agreement in any manner that would effectively accomplish any of the foregoing referred to in this clause (i), or (ii) amend Section 11.1(q),
Section 11.1(t) or Section 11.1(u) of the Credit Agreement (or the analogous provisions of any refinancing agreement) in any manner that would allow the Designated Senior Debt Representative (as defined in the Certificate of Designations) or any of the Lenders (as defined in the Credit Agreement) to claim that an Event of Default (as defined in Section 11.1 of the Credit Agreement (or the analogous provisions of any refinancing agreement)) has occurred under any such Section (or the analogous provisions of any refinancing agreement) which such person would not have, absent such amendment, been able to claim prior to such amendment or otherwise amend the Credit Agreement in any manner that would effectively accomplish any of the foregoing referred to in this clause (ii).

         5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in
Section 2(g). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  a. Initial Closing Date. The obligation of the Company to issue and sell the Initial Preferred Shares and the Initial Warrants to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                  (ii) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

                  (iii) Such Buyer shall have delivered to the Company the Purchase Price (less, in the case of HFTP Investment LLC, the amounts withheld pursuant to Section 4(i)) for the

         Initial Preferred Shares and the Initial Warrants being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (iv) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

                  b. Mandatory Closing Date. The obligation of the Company hereunder to issue and sell the Mandatory Preferred Shares and the Mandatory Warrants to each Buyer at the Mandatory Closing is subject to the satisfaction, at or before such Mandatory Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (i) Such Buyer shall have delivered to the Company the Purchase Price for the Mandatory Preferred Shares and the related Mandatory Warrants being purchased by such Buyer at the Mandatory Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (ii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Mandatory Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Mandatory Closing Date.

                  c. Additional Closing Date. The obligation of the Company hereunder to issue and sell the Additional Preferred Shares and the Additional Warrants to each Buyer at each Additional Closing is subject to the satisfaction, at or before such Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (i) Such Buyer shall have delivered to the Company the Purchase Price for the Additional Preferred Shares and the related Additional Warrants being purchased by such Buyer at the applicable Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (ii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the applicable Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such

         Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the applicable Additional Closing Date.
                  d. Call Closing Date. The obligation of the Company hereunder to issue and sell the Call Preferred Shares and the Call Warrants to each Buyer at each Call Closing is subject to the satisfaction, at or before such Call Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (i) Such Buyer shall have delivered to the Company the Purchase Price for the Call Preferred Shares and the related Call Warrants being purchased by such Buyer at the applicable Call Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (ii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the applicable Call Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the applicable Call Closing Date.

         7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  a. Initial Closing Date. The obligation of each Buyer hereunder to purchase the Initial Preferred Shares and the Initial Warrants from the Company at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (i) The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer.

                  (ii) The Certificate of Designations, shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

                  (iii) The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or
         (B) by falling below the minimum listing maintenance requirements of the Principal Market; and the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of the Initial Preferred Shares be shall be listed upon the Principal Market.

                  (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Closing Date regarding the representation contained in
         Section 3(c) above.

                  (v) Such Buyer shall have received the opinion of Silverman, Collura & Chernis, P.C. dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit D attached hereto.

                  (vi) The Company shall have executed and delivered to such Buyer the Preferred Stock Certificates and the Warrants (in such denominations as such Buyer shall request) for the Initial Preferred Shares and the Initial Warrants being purchased by such Buyer at the Initial Closing.

                  (vii) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Buyer (the "Resolutions").

                  (viii) As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Initial Preferred Shares and the exercise of the Initial Warrants, at least 2,500,000 shares of Common Stock.

                  (ix) The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                  (x) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within ten days of the Initial Closing Date.

                  (xi) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten days of the Initial Closing Date.

                  (xii) The Company shall have delivered to such Buyer a secretary's certificate, dated as the Closing Date, as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at the Initial Closing.

                  (xiii) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                  (xiv) Each Buyer shall have delivered the Purchase Price for the Initial Preferred Shares and the Initial Warrants to be purchased by such Buyer at the Initial Closing pursuant to this Agreement.

                  (xv) The Company and Nortel Networks, Inc., a Delaware corporation ("Nortel"), shall have entered into the Credit Agreement, dated January 31, 2000 by and among the Company and Nortel in the form last delivered to such Buyer prior to the date of this Agreement (the "Credit Agreement").

                  (xvi) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

                  b. Mandatory Closing Date. The obligation of each Buyer hereunder to purchase the Mandatory Preferred Shares and the Mandatory Warrants from the Company at the Mandatory Closing is subject to the satisfaction, at or before the Mandatory Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                  (i) The Company shall have complied with and satisfied all of the requirements of Section 1(c).

                  (ii) The Certificate of Designations shall be in full force and effect and shall not have been amended since the Initial Closing Date, and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to such Buyer.

                  (iii) The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on or delisted from the Principal Market nor shall delisting or suspension by such Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and all of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of the Mandatory Preferred Shares and the Mandatory Warrants, as the case may be, shall be listed upon the Principal Market.

                  (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Mandatory Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents or the Certificate of Designations to be performed, satisfied or complied with by the Company at or prior to the Mandatory Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Mandatory Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the applicable Mandatory Closing Date regarding the representation contained in Section 3(c) above.

                  (v) Such Buyer shall have received the opinion of Silverman, Collura & Chernis, P.C. dated as of the Mandatory Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit D attached hereto.

                  (vi) The Company shall have executed and delivered to such Buyer the Preferred Stock Certificates and the Warrants (in such denominations as such Buyer shall request) for the Mandatory Preferred Shares and the Mandatory Warrants being purchased by such Buyer at the Mandatory Closing.

                  (vii) The Board of Directors of the Company shall have adopted, and shall not have amended, the Resolutions.

                  (viii) As of the Mandatory Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, a number of shares of Common Stock equal to at least 200% of the number of shares of Common Stock which would be issuable upon conversion in full of the then outstanding Preferred Shares (without regard to any limitations on conversions) and 100% of the number of shares of Common Stock which would be issuable upon exercise in full of the then outstanding Warrants (without regard to any limitations on exercises), including for such purposes the Mandatory Preferred Shares and the Mandatory Warrants to be issued at the Mandatory Closing.

                  (ix) The Irrevocable Transfer Agent Instructions shall remain in effect as of the Mandatory Closing Date and the Company shall cause its Transfer Agent to deliver a letter to the Buyers to that effect.

                  (x) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in the state of such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within ten days of the Mandatory Closing Date.

                  (xi) The Company shall have delivered to such Buyer a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Mandatory Closing Date.

                  (xii) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at the Mandatory Closing.

                  (xiii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Mandatory Closing Date.

                  (xiv) The Initial Registration Statement covering the resale of all the Registrable Securities related to the Initial Preferred Share and the Initial Warrants, in accordance with the Registration Rights Agreement, shall have been filed on or before April 25, 2000.

                  (xv) Each Buyer shall have delivered the Purchase Price for the Mandatory Preferred Shares and the Mandatory Warrants to be purchased by such Buyer at the Mandatory Closing pursuant to this Agreement.

                  (xvi) The Company shall have received the Stockholder Approval on or prior to the Stockholder Meeting Deadline.

                  (xvii) An Event of Default (as defined in the Credit Agreement) shall not have occurred on or prior to the Mandatory Closing Date, no event that with the passage of time and without being cured would constitute an Event of Default shall have occurred and be continuing on the Mandatory Closing Date and the Company shall otherwise be in compliance in all material respects with all of its obligations and covenants under the Credit Agreement as of the Mandatory Closing Date.

                  (xviii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

                  c. Additional Closing Dates. The obligation of each Buyer hereunder to purchase the Additional Preferred Shares and the Additional Warrants from the Company at each of the applicable Additional Closings is subject to the satisfaction, at or before each of the Additional Closing Dates, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                  (i) The Company shall have complied with and satisfied all of the requirements of Section 1(d).

                  (ii) The Certificate of Designations shall be in full force and effect and shall not have been amended since the Initial Closing Date, and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to such Buyer.

                  (iii) The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on or delisted from the Principal Market nor shall delisting or suspension by such Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or
         (B) by falling below the minimum listing maintenance requirements of the Principal Market; and all of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of the Additional Preferred Shares and the Additional Warrants, as the case may be, shall be listed upon the Principal Market.

                  (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents or the Certificate of Designations to be performed, satisfied or complied with by the Company at or prior to the applicable Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the applicable Additional Closing Date regarding the representation contained in Section 3(c) above.

                  (v) Such Buyer shall have received the opinion of Silverman, Collura & Chernis, P.C. dated as of the applicable Additional Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit D attached hereto.

                  (vi) The Company shall have executed and delivered to such Buyer the Preferred Stock Certificates and the Warrants (in such denominations as such Buyer shall request) for the Additional Preferred Shares and the Additional Warrants being purchased by such Buyer at the applicable Additional Closing.

                  (vii) The Board of Directors of the Company shall have adopted, and shall not have amended, the Resolutions.

                  (viii) As of the applicable Additional Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, a number of shares of Common Stock equal to at least 200% of the number of shares of Common Stock which would be issuable upon conversion in full of the then outstanding Preferred Shares (without regard to any limitations on conversions) and 100% of the number of shares of Common Stock which would be issuable upon exercise in full of the then outstanding Warrants (without regard to any limitations on exercises), including for such purposes the Additional Preferred Shares and the Additional Warrants to be issued at such Additional Closing.

                  (ix) The Irrevocable Transfer Agent Instructions shall remain in effect as of the Additional Closing Date and the Company shall cause its Transfer Agent to deliver a letter to the Buyers to that effect.

                  (x) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in the state of such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within ten days of the applicable Additional Closing Date.

                  (xi) The Company shall have delivered to such Buyer a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the applicable Additional Closing Date.

                  (xii) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at the applicable Additional Closing.

                  (xiii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the applicable Additional Closing Date.

                  (xiv) The Initial Registration Statement covering the resale of the Conversion Shares and Warrant Shares has been declared effective by the SEC and at all times since being declared effective other than during an Allowable Grace Period and has been effective and available for the sale of no less than the sum of (A) 200% of the number of Conversion Shares then issuable upon the conversion of all outstanding Initial Preferred Shares (without regard to any limitations on conversions), (B) 100% of the number of Warrant Shares into which all outstanding Initial Warrants are then exercisable (without regard to any limitations on exercises) and (C) the number of Conversion Shares and Warrant Shares outstanding, which were acquired upon conversion or exercise of the Initial Preferred Shares or the Initial Warrants, as the case may be, and held by the Buyers at such time.

                  (xv) The Company shall have received the Stockholder Approval on or prior to the Stockholder Meeting Deadline.

                  (xvi) An Event of Default (as defined in the Credit Agreement) shall not have occurred on or prior to the Additional Closing Date, no event that with the passage of time and without being cured would constitute an Event of Default shall have occurred and be continuing on the applicable Additional Closing Date and the Company shall otherwise be in compliance in all material respects with all of its obligations and covenants under the Credit agreement as of the applicable Additional Closing Date.

                  (xvii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

                  d. Call Closing Dates. The obligation of each Buyer hereunder to purchase the Call Preferred Shares and the Call Warrants from the Company at each of the applicable Call Closings is subject to the satisfaction, at or before each of the Call Closing Dates, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                  (i) The Company shall have complied with and satisfied all of the requirements of Section 1(e).

                  (ii) The Certificate of Designations shall be in full force and effect and shall not have been amended since the Initial Closing Date, and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to such Buyer.

                  (iii) The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on or delisted from the Principal Market nor shall delisting or suspension by such Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and all of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of the Call Preferred Shares and the Call Warrants, as the case may be, shall be listed upon the Principal Market.

                  (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Call Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents or the Certificate of Designations to be performed, satisfied or complied with by the Company at or prior to the applicable Call Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Call Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the applicable Call Closing Date regarding the representation contained in Section 3(c) above.

                  (v) Such Buyer shall have received the opinion of Silverman, Collura & Chernis, P.C. dated as of the applicable Call Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit D attached hereto.

                  (vi) The Company shall have executed and delivered to such Buyer the Preferred Stock Certificates and the Warrants (in such denominations as such Buyer shall request) for the Call Preferred Shares and the Call Warrants being purchased by such Buyer at the applicable Call Closing.

                  (vii) The Board of Directors of the Company shall have adopted, and shall not have amended, the Resolutions.

                  (viii) As of the applicable Call Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, a number of shares of Common Stock equal to at least 200% of the number of shares of Common Stock which would be issuable upon conversion in full of the then outstanding Preferred Shares (without regard to any limitations on conversions) and 100% of the number of shares of Common Stock which would be issuable upon exercise in full of the then outstanding Warrants (without regard to any limitations on exercises), including for such purposes the Call Preferred Shares and the Call Warrants to be issued at such Call Closing.

                  (ix) The Irrevocable Transfer Agent Instructions shall remain in effect as of the Call Closing Date and the Company shall cause its Transfer Agent to deliver a letter to the Buyers to that effect.

                  (x) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in the state of such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within ten days of the applicable Call Closing Date.

                  (xi) The Company shall have delivered to such Buyer a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the applicable Call Closing Date.

                  (xii) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at the applicable Call Closing.

                  (xiii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the applicable Call Closing Date.

                  (xiv) The Initial Registration Statement covering the resale of the Conversion Shares and Warrant Shares has been declared effective by the SEC and at all times since being declared effective, other than during an Allowable Grace Period, has been effective and available for the sale of no less than the sum of (A) 200% of the number of Conversion Shares then issuable upon the conversion of all outstanding Initial Preferred Shares (without regard to any limitations on conversions), (B) 100% of the number of Warrant Shares into which all outstanding Initial Warrants are then exercisable (without regard to any limitations on exercises) and (C) the number of Conversion Shares and Warrant Shares outstanding, which were acquired upon conversion or exercise of the Initial Preferred Shares or the Initial Warrants, as the case may be, and held by the Buyers at such time.

                  (xv) The Company shall have received the Stockholder Approval on or prior to the Stockholder Meeting Deadline.

                  (xvi) An Event of Default (as defined in the Credit Agreement) shall not have occurred on or prior to the Call Closing Date, no event that with the passage of time and without being cured would constitute an Event of Default shall have occurred and be continuing on the Call Closing Date and the Company shall otherwise be in compliance in all material respects with all of its obligations and covenants under the Credit Agreement as of the Call Closing Date.

                  (xvii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

         8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (e) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Sections 6(a) and (d) of the

Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims. Each Buyer's rights to receive payments for indemnification pursuant to this Section 8 shall be subject to Section 3(i) of the Certificate of Designations. A Buyer shall provide the Designated Senior Debt Representative (as defined in the Certificate of Designations) written notice ("Notice of Indemnification Claim") via facsimile and overnight courier at least 10 Business Days prior to a payment by the Company to such Buyer pursuant to this Section 8. Subject to Section 3(i) of the Certificate of Designations, the Company shall deliver any payment due under this Section 8 to such Buyer on the date which is ten (10) Business Days after the Designated Senior Debt Representative's receipt of a Notice of Indemnification Claim. Any notice required to be delivered to the Designated Senior Debt Representative by a Buyer pursuant to this Section 8 shall be delivered to Nortel Networks, Inc., GMS 991 15 A40, 2221 Lakeside Blvd., Richardson, Texas 75082-4399, Attention Paul D. Day, Vice President, Customer Finance North America and Charles M. Helm, Esq. (Telephone:
972-684-2271, Facsimile: 972-684-3679), and Mail Stop 468/05/B40, 2100 Lakeside
Blvd., Richardson , Texas 75083-3858, Attention: Kimberly Poe, Director, Loan Administration (Telephone: 972-684-7687, Facsimile: 972-685-3255) or such other address or facsimile number as may be specified in writing from time to time by the Designated Senior Debt Representative and provided to each Buyer at least five (5) Business Days prior to the date on which a holder sends a Notice of Indemnification Claim.

         9.       GOVERNING LAW; MISCELLANEOUS.

                  a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Initial Preferred Shares on the Initial Closing Date or, if prior to the Initial Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds (2/3) of the Initial Preferred Shares, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares or Warrants then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

                  f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Log On America, Inc.
                  Three Regency Plaza
                  Providence, Rhode Island 02903
                  Telephone:        (401) 453-6100
                  Facsimile:        (401) 459-6222
                  Attention:        President

         With a copy to:

                  Silverman, Collura & Chernis, P.C.
                  381 Park Avenue South, Suite 1601
                  New York, New York 10016
                  Telephone:        (212) 779-8600
                  Facsimile:        (212) 779-8858
                  Attention:        Peter Silverman, Esq.

         If to the Transfer Agent:

                  Continental Stock Transfer & Trust Company
                  Two Broadway, 19th Floor
                  New York, New York 10004
                  Telephone:        (212) 509-4000
                  Facsimile:        (212) 616-7616
                  Attention:        Roger Bernhammer


If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 4(c) of the Certificate of Designations) with respect to which the

Company is in compliance with Section 4 of the Certificate of Designations. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by Securities.

                  h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closings. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law, regulation, or rule of the NASD or Principal Market (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. Termination. In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse any nonbreaching Buyers for the expenses described in Section 4(i) above.

                  m. Placement Agent. The Company has not engaged a placement agent in connection with the sale of the Preferred Shares and the related Warrants. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

                  n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  o. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  p. Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Registration Rights Agreement, the Certificate of Designations or Warrants or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                   * * * * * *

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                 BUYERS:
--------                                 -------

LOG ON AMERICA, INC.                     HFTP INVESTMENT L.L.C.


By: /s/ David Paolo                      By:  Promethean Asset Management L.L.C.
   ------------------------------
    Name:     David Paolo                Its: Investment Manager
    Title:    President

                                         By: /s/
                                             ------------------------------
                                             Name:  Jamie F. O'Brien, Jr.
                                             Title:  Managing Member


                                         MARSHALL CAPITAL MANAGEMENT, INC.


                                         By: /s/
                                             ------------------------------
                                             Name:  Al Weine
                                             Title:  President


                                         FISHER CAPITAL LTD.

                                         By: /s/
                                             ------------------------------
                                             Name:      Kenneth A. Simpler
                                             Its:       Vice President


                                         WINGATE CAPITAL LTD.

                                         By: /s/
                                             ------------------------------
                                             Name:      Kenneth A. Simpler
                                             Its:       Vice President

                               SCHEDULE OF BUYERS



                                             Investor Address
    Investor's Name                        and Facsimile Number
--------------------------------   ----------------------------------------
HFTP Investment L.L.C.             c/o Promethean Asset Management,
                                   L.L.C.
                                   750 Lexington Avenue, 22nd Floor
                                   New York, NY 10022
                                   Attention: David M. Kittay
                                       John Floegel
                                   Telephone: (212) 702-5200
                                   Facsimile: (212) 758-9334
                                   Residence: New York

Marshall Capital Management, Inc.  Marshall Capital Management, Inc.
                                   C/O Credit Suisse First Boston
                                   11 Madison Ave., 7th Floor
                                   New York, NY 10010
                                   Attention: Allan Weine
                                              Charles Gassenheimer
                                   Telephone: (212) 325-0038
                                   Facsimile: 212 325-6519
                                   Facsimile: 312 750-1031
                                   Residence: New York

Fisher Capital Ltd.                c/o Citadel Investment Group, L.L.C.
                                   225 West Washington Street, Suite 1600
                                   Chicago, Illinois 60606
                                   Attention: Daniel Hopkins
                                   Telephone: (312) 696-2100
                                   Facsimile: (312) 338-0780
                                   Residence: Cayman Islands

Wingate Capital Ltd.               c/o Citadel Investment Group, L.L.C.
                                   225 West Washington Street, Suite 1600
                                   Chicago, Illinois 60606
                                   Attention: Daniel Hopkins
                                   Telephone: (312) 696-2100
                                   Facsimile: (312) 338-0780
                                   Residence: Cayman Islands

                                   Number of      Number of
                                    Intial        Initial    Investor's Legal Representatives'
  Investor's Name                 Preferred       Warrant       Address and Facsimile Number
                                    Shares        Shares
--------------------------------  ---------      ---------   -------------------------------------
HFTP Investment L.L.C.             3,750         148,551    Katten Muchin & Zavis
                                                            525 W. Monroe Street
                                                            Chicago, Illinois 60661-3693
                                                            Attention: Robert J. Brantman, Esq.
                                                            Telephone: (312) 902-5200
                                                            Facsimile: (312) 902-1061




Marshall Capital Management, Inc.  7,500         297,102    Solomon, Zauderer, Ellenhorn,
                                                            Frischer & Sharp
                                                            45 Rockefeller Plaza
                                                            New York, New York 10111
                                                            Attention: Robert Mazzeo
                                                            Telephone: (212) 956-3700
                                                            Facsimile: (212) 956-4068




Fisher Capital Ltd.                2,325         92,102     Katten Muchin & Zavis
                                                            525 W. Monroe Street, Suite 1600
                                                            Chicago, Illinois 60661-3693
                                                            Attention: Robert J. Brantman, Esq.
                                                            Telephone: (312) 902-5200
                                                            Facsimile: (312) 902-1061


Wingate Capital Ltd.               1,425         56,449     Katten Muchin & Zavis
                                                            525 W. Monroe Street, Suite 1600
                                                            Chicago, Illinois 60661-3693
                                                            Attention: Robert J. Brantman, Esq.
                                                            Telephone: (312) 902-5200
                                                            Facsimile: (312) 902-1061
